SUB-ITEM 77E:
LEGAL PROCEEDINGS

Since October 2003,
Federated and related
entities (collectively,
 "Federated"), and
various Federated
funds ("Funds"), have
been
named as defendants
in several class action
 lawsuits now pending
in the United States
District Court for the
 District of Maryland.
The lawsuits were
purportedly filed on
behalf of people who
purchased, owned and/or
redeemed shares of
Federated-sponsored
mutual funds during
specified periods
beginning November 1, 1998.
The suits are generally similar
 in alleging that Federated
engaged
in illegal and improper
 trading practices including
 market timing and late
trading in concert with
certain institutional traders,
which
allegedly caused financial
 injury to the mutual fund
shareholders. These lawsuits
 began to be filed shortly after
 Federated's first public
announcement that it had
received requests for
information on shareholder
trading activities in the
Funds from the SEC, the Office
of
the New York State Attorney
General ("NYAG"), and other
authorities. In that regard,
 on November 28, 2005, Federated
announced
that it had reached final
settlements with the SEC and
the NYAG with respect to those
matters. Specifically, the SEC
and NYAG
settled proceedings against
three Federated subsidiaries
involving undisclosed market
timing arrangements and late
trading. The SEC
made findings: that Federated
Investment Management Company
("FIMC"), an SEC-registered
investment adviser to various
Funds, and
Federated Securities Corp.,
an SEC-registered broker-dealer
and distributor for the Funds,
violated provisions of the
Investment
Advisers Act and Investment
Company Act by approving, but
not disclosing, three market
timing arrangements, or the
associated
conflict of interest between
FIMC and the funds involved
in the arrangements, either
to other fund shareholders
or to the funds'
board; and that Federated
Shareholder Services Company,
formerly an SEC-registered
transfer agent, failed to prevent
 a customer and
a Federated employee from late
 trading in violation of provisions
of the Investment Company Act.
The NYAG found that such
conduct violated provisions of
New York State law. Federated
entered into the settlements
without admitting or denying the
regulators'
findings. As Federated previously
reported in 2004, it has already
paid approximately $8.0 million to
certain funds as determined by
an independent consultant.
As part of these settlements,
Federated agreed to pay disgorgement
and a civil money penalty in the
aggregate amount of an additional
$72 million and, among other things,
agreed that it would not serve as
investment adviser to any
registered investment company
unless
(i) at least 75% of the fund's
directors are independent of
Federated, (ii) the chairman of each
such fund is independent of
Federated, (iii) no action may
be taken by the fund's board or
any committee thereof unless
approved
by a majority of the independent
trustees of the fund or committee,
respectively, and (iv) the fund
appoints a "senior officer" who
reports to the independent trustees
and is responsible for monitoring
 compliance by the fund with
applicable laws and fiduciary duties
and for managing the process by
which management fees charged to
 a fund are approved. The
 settlements are described in
Federated's announcement which,
 along with previous press releases
and related communications on those
matters, is available in the
"About Us" section of Federated's
 website at FederatedInvestors.com.
Federated and various Funds have
also been named as defendants in
several additional lawsuits, the
majority of which are now
pending in the United States
District Court for the Western
District of Pennsylvania, alleging,
among other things, excessive advisory
and Rule 12b-1 fees.
The board of the Funds has
retained the law firm of Dickstein
Shapiro LLP to represent the Funds
in these lawsuits. Federated and
the Funds, and their respective
counsel, are reviewing the
allegations and intend to
defend this litigation. Additional
lawsuits based
upon similar allegations may be
filed in the future. The potential
impact of these lawsuits, all of
which seek unquantified damages,
attorneys' fees, and expenses, and
future potential similar suits is
uncertain. Although we do not believe
that these lawsuits will have
a material adverse effect on the
Funds, there can be no assurance
that these suits, ongoing adverse
publicity and/or other
developments resulting from the
regulatory investigations will not
result in increased Fund redemptions,
reduced sales of Fund shares,
or other adverse consequences for
the Funds.




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